Exhibit 99

HOVNANIAN ENTERPRISES, INC.		News Release

Contact:	Kevin C. Hake	Jeffrey T. O’Keefe
	Senior Vice President, Finance and Treasurer	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2007 RESULTS

RED BANK, NJ, December 18, 2007 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fourth quarter and fiscal year ended October 31, 2007.

RESULTS FOR THE 3 MONTHS AND 12 MONTHS ENDED OCTOBER 31, 2007:

•                  Excluding unconsolidated joint ventures, the Company delivered 13,564 homes with an aggregate sales value of $4.6 billion in fiscal 2007, down 24.4% from 17,940 home deliveries with an aggregate sales value of $5.9 billion in fiscal 2006.  In the fourth quarter, the Company delivered 3,969 homes with an aggregate sales value of $1.3 billion in fiscal 2007, a decline of 22.0% in sales value from the fourth quarter in fiscal 2006.

•                  Total revenues were $4.8 billion for fiscal 2007, a decrease of 21.9% compared to last year.  Fourth quarter revenues were $1.4 billion for fiscal 2007, down 20.3% from last year’s fourth quarter.

•                  The Company generated $376 million of positive cash flow from operations during the fourth quarter of fiscal 2007 and reduced total debt outstanding by $390 million.

•                  Excluding land-related and intangible charges, the Company reported a pretax loss of $21 million for the twelve month period.  For the fourth quarter, the pretax loss excluding land-related and intangible charges was $30 million.  Including all land-related and intangible charges, the Company reported a pre-tax loss of $647 million for the full year and $413 million for the fourth quarter.

•                  During the fourth quarter of fiscal 2007, the Company incurred a total of $383 million of pretax charges including land impairments of $168 million, intangible impairments of $78 million and write-offs of predevelopment costs and land deposits of $105 million, as well as $32 million representing its equity portion of write-offs and impairment charges in unconsolidated joint ventures.  Similar charges in the fourth quarter of fiscal 2006 totaled $322 million.

•                  For the full year, the Company recognized pre-tax charges totaling $626 million, including $332 million related to land impairments, $135 million of charges associated with intangible impairments, write-off of predevelopment costs and land deposits of $126 million and $33 million representing its equity portion of write-offs and impairment charges in unconsolidated joint ventures.  Similar charges in fiscal 2006 totaled $343 million.

FAS 109 NON-CASH TAX CHARGE:

•                  After a recent consultation with its auditors and the Company’s own research regarding the application of FAS 109, the Company concluded it should book a $216 million after-tax non-cash valuation allowance during its fourth quarter by recording a reserve of that amount against its deferred tax assets.  The FAS 109 charge was for GAAP purposes only.  For tax purposes, the tax deductions associated with the Company’s deferred tax assets may be carried forward for 20 years.  The Company is confident that it will generate sufficient profits in the future to ultimately fully utilize its deferred tax assets.

•                  This accounting determination resulted in a $54 million tax expense in the fourth quarter instead of a $162 million tax benefit that management had anticipated.

•                  Including the effect of this accounting interpretation, the Company reported an after tax loss of $469 million or $7.42 per common share for the final three months of fiscal 2007, compared with a net loss of $118 million, or $1.88 per common share, in the fourth quarter of fiscal 2006.  For the full year, the Company reported an after tax loss of $638 million or $10.11 per common share in 2007, compared with net income of $139 million, or $2.14 per fully diluted common share, in fiscal 2006.

BALANCE SHEET AS OF OCTOBER 31, 2007:

•                  The Company ended the year with $1.3 billion in total stockholders’ equity or $19.07 per common share and reduced its total debt outstanding by $390 million from the end of the third quarter, leaving $207 million drawn on its $1.5 billion revolving credit facility after repayment of $140 million of 10-1/2% senior notes that matured in October and were discharged early in August.

•                  The Company’s average ratio of net recourse debt to capital for the year was 56.3% and the ratio was 61.4% at year end.  Excluding the impact of the FAS 109 charge, the Company’s ratio of net recourse debt to capital at year end would have been 57.8%.

•                  As of October 31, 2007, the Company had 36,104 lots controlled under option contracts, down from a peak of 87,129 at the end of April 2006.  In addition, the Company owned 28,680 lots, down from a peak at July 31, 2006 of 36,500 lots, and a reduction of 3,896 lots from the end of the third quarter in 2007.  The total land position of 64,784 lots represents a 47% decline from the peak total land position at April 30, 2006.

•                  The reduction of owned lots from July 31, 2007 resulted in a $597 million decline in total Inventory on the Company’s balance sheet at October 31, 2007, a 14.5% reduction in just three months.  This reduction in owned lots included the effect of a 13% decline in unsold homes and models, from 3,242 at July 31, 2007 to 2,822 at year end.

•                  The Company also terminated option contracts covering a total of 8,986 lots during the fourth quarter.

OTHER KEY OPERATING DATA:

•                  Homebuilding gross margin, before interest expense included in cost of sales, was 15.1% for the 12 months of fiscal 2007 and 10.9% in the 2007 fourth quarter, compared with 23.1% for fiscal 2006 and 20.4% in the fourth quarter of 2006.

•                  Pretax income from Financial Services in fiscal 2007 was $27.9 million, a reduction of 10.1% compared with fiscal 2006.  For the fourth quarter, Financial Services contributed pretax income of $7.1 million, down 36.3% from last year’s fourth quarter.

•                  The Company had 431 active selling communities on October 31, 2007, excluding unconsolidated joint ventures, a decline of 18 active communities from the end of the third quarter on July 31, 2007.  The Company had 427 active selling communities on October 31, 2006, excluding unconsolidated joint ventures.

•                  During fiscal 2007, the Company delivered 1,364 homes through unconsolidated joint ventures, compared with 2,261 homes last year.  The Company delivered 471 homes through unconsolidated joint ventures in the fourth quarter, compared with 566 homes in last year’s fourth quarter.

•                  The number of net contracts for fiscal 2007, excluding unconsolidated joint ventures, declined 20.0% to 11,006 contracts.  For the fourth quarter, the Company recorded 2,781 net contracts excluding unconsolidated joint ventures, a decline of 10.3% from the fourth quarter of 2006.

•                  The Company’s contract cancellation rate, excluding unconsolidated joint ventures, for the fourth quarter of fiscal 2007 was 40%, compared with the rate of 35% reported in both the fourth quarter of 2006 and the third quarter of fiscal 2007.

•                  Contract backlog as of October 31, 2007, excluding unconsolidated joint ventures, was 5,938 homes with a sales value of $2.0 billion, down 31.3% compared to contract backlog with a sales value of $2.9 billion at the end of last year.

PROJECTIONS FOR FISCAL 2008:

•                  The Company continues to project positive cash flow from operations in excess of $100 million for fiscal 2008.

COMMENTS FROM MANAGEMENT:

“Considering the challenging market conditions that homebuilders are continuing to face, we are pleased to have exceeded our expectations for cash generation in the fourth quarter and to have paid down our debt levels more than we projected,” commented Ara K. Hovnanian, President and Chief Executive Officer of the Company.

“We are focused on generating cash and strengthening our balance sheet by reducing both our debt and inventory levels while at the same time reducing our operating costs and overhead costs to prevent further contraction in our margins.  We are continuing to carefully manage our land development expenditures and generate cash by delivering significantly more lots under homes than the number of lots we are purchasing,” stated Mr. Hovnanian.

“We have reduced our total land position 47% from the peak in April of 2006, and we expect to see this come down even further during fiscal 2008,” said J. Larry Sorsby, Executive Vice President and Chief Financial Officer.  “In addition, a significant portion of our remaining lot option contracts are in markets that have been less impacted by the housing slowdown, including more than 6,500 lots in Texas and about 4,400 lots in North Carolina.  The vast majority of the remaining lot option position, which includes about 7,700 lots in the Northeast and 8,500 in the Washington D.C. market, have been renegotiated in price, terms or both, such that they remain economically viable even in today’s market conditions.”

“Our bank group provided a waiver under our $1.5 billion revolving credit facility as of October 31, 2007 for the covenants related to tangible net worth that were impacted by the non-cash FAS 109 tax charge,” Mr. Sorsby said.  “We have strong, longstanding relationships with many of the banks in our revolving credit facility, and we have initiated discussions with the bank group to further modify our covenants with respect to future periods.  Based on our initial discussions, we believe that we will be able to successfully negotiate changes that are needed to the credit agreement to adjust for the change in tax treatment, as well as to provide us with adequate operating room as we manage through the remainder of the current housing slowdown.  We expect to close the amendment in January,” Mr. Sorsby said.

“We remain focused on strengthening our balance sheet,” Mr. Sorsby continued.  “We intend to use cash that we generate during fiscal 2008 to enhance our liquidity and further reduce our net outstanding debt.  We anticipate increasing our bank borrowings modestly in the first half of the year, with reductions weighted towards the second half of the year, which follows our typical seasonal pattern.  Also, as a result of restrictions in the indentures governing our senior and senior subordinated notes, we will not pay dividends on our Series A Preferred Stock during fiscal 2008,” Mr. Sorsby concluded.

“Our industry is currently experiencing a cyclical correction,” stated Mr. Hovnanian.  “However, after a very slow period for new sales contracts in October and November, we have experienced an improvement in sales pace during the first three weeks of December.  This is encouraging given that December is historically a slower sales month.”

“Our belief in the housing industry’s long-term demographic fundamentals remains strong,” Mr. Hovnanian continued.  “Fixed 30 year mortgage rates remain at historically low levels and the price of new homes have declined in most markets across the country.  While there is evidence that the United States economy has slowed, GDP growth has exceeded expectations and jobs are still being created.  Most importantly, household formation marches on, and it is the main driver of long-term demand for housing.  While the factors that created this downturn are different than any other throughout our 48 year history, we know that stronger demand for new homes will return.  What is not known is how long the market will take to rebound.  Today we are taking the steps necessary to ensure that we will be in the best position possible through this slow period and when the inevitable recovery takes place,” concluded Mr. Hovnanian.

Hovnanian Enterprises will webcast its fiscal 2007 financial results conference call at 11:00 a.m. E.T. on Wednesday, December 19, 2007.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Web site at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Web site at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian Homes, Matzel & Mumford, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Windward Homes, Cambridge Homes, Town & Country Homes, Oster Homes, First Home Builders of Florida and CraftBuilt Homes.  As the developer of K. Hovnanian’s Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2006 annual report, can be accessed through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian’s investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

Hovnanian Enterprises, Inc. is a member of the Public Home Builders Council of America (“PHBCA”) (http://www.phbca.org), a nonprofit group devoted to improving understanding of the business practices of America’s largest publicly-traded home building companies, the competitive advantages they bring to the home building market, and their commitment to creating value for their home buyers and stockholders. The PHBCA’s 14 member companies build one out of every five homes in the United States.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not generally accepted accounting principle (GAAP) financial measures.  The most directly comparable GAAP financial measure is net income.  The reconciliation of EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Cash Flow from Operating Activities.  The Company uses cash flow to mean cash flow from operating activities and cash flow from investing activities excluding changes in mortgage notes receivable at the mortgage company.

Pretax (Loss) Income Excluding Land Related Charges and Intangible Impairments is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes.  The reconciliation of Pretax (Loss) Income Excluding Land Related Charges and Intangible Impairments to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company’s Form 10-K for the year ended October 31, 2006.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

October 31, 2007

Statements of Pretax (Loss) Income Excluding Land Related Charges

and Intangible Impairments

(Dollars in Thousands)

	Three Months Ended,		Twelve Months Ended,
	October 31,		October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Total Revenues	$1,391,869	$1,745,603	$4,798,921	$6,148,235

Costs and Expenses (a)	1,428,442	1,613,233	4,824,685	5,590,069

Income from Unconsolidated Joint Ventures (b)	6,511	3,885	4,877	17,718

Pretax (Loss) Income Excluding Land Related Charges
and Intangible Impairments	(30,062)	136,255	(20,887)	575,884

(a) Excludes inventory impairment loss and land option write-offs, and intangible impairments.

(b) Excludes our share of land related charges and intangible impairments recorded by our unconsolidated joint ventures.

Reconciliation of (Loss) Income Before Income Taxes

to Pretax (Loss) Income Excluding Land Related Charges and Intangible Impairments

(Dollars in Thousands)

	Three Months Ended,		Twelve Months Ended,
	October 31,		October 31,
	2007	2006	2007	2006

(Loss) Income Before Income Taxes	(412,771)	(185,545)	(646,966)	233,106
Inventory Impairment Loss and Land Option Write-Offs	273,353	315,226	457,773	336,204
Intangible Impairments	77,556	4,241	135,206	4,241
Unconsolidated Joint Venture Intangible and Land Related Charges	31,800	2,333	33,100	2,333
Pretax (Loss) Income Excluding Land Related Charges
and Intangible Impairments	$(30,062)	$136,255	$(20,887)	$575,884

Hovnanian Enterprises, Inc.

October 31, 2007

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited )
Sale of Homes	$1,308,219	$1,677,816	$4,581,375	$5,903,387
Cost of Sales, excluding interest (a)	1,165,509	1,334,913	3,890,474	4,538,795
Homebuilding Gross Margin, excluding interest	142,710	342,903	690,901	1,364,592
Homebuilding Cost of Sales interest	45,598	45,369	130,825	106,892
Homebuilding Gross Margin, including interest	$97,112	$297,534	$560,076	$1,257,700

Gross Margin Percentage, excluding interest	10.9%	20.4%	15.1%	23.1%
Gross Margin Percentage, including interest	7.4%	17.7%	12.2%	21.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Land Sales	$42,107	$36,551	$107,955	$140,389
Cost of Sales, excluding interest (a)	36,094	12,910	87,179	94,286
Land Sales Gross Margin, excluding interest	6,013	23,641	20,776	46,103
Land Sales interest	874	507	1,132	1,437
Land Sales Gross Margin, including interest	$5,139	$23,134	$19,644	$44,666

(a) Does not include cost associated with walking away from land options which are recorded as inventory impairment loses in the Statement of Consolidated Operations.

Hovnanian Enterprises, Inc.

October 31, 2007

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(466,593)	$(115,259)	$(627,119)	$149,533
Income Tax (Benefit) Provision	53,822	(70,286)	(19,847)	83,573
Interest expense	47,223	47,322	141,754	111,944
EBIT (1)	(365,548)	(138,223)	(505,212)	345,050
Depreciation	4,754	4,296	18,283	14,884
Amortization of Debt Costs	503	640	2,576	2,293
Amortization of Intangibles	83,700	16,430	162,124	54,821
EBITDA(2)	(276,591)	(116,857)	(322,229)	417,048
Inventory Impairment Loss and Land Option Write-offs	273,353	315,226	457,773	336,204
Adjusted EBITDA(3)	$(3,238)	$198,369	$135,544	$753,252

INTEREST INCURRED	$46,262	$57,858	$194,547	$166,427

ADJUSTED EBITDA TO
INTEREST INCURRED	(0.07)	3.43	0.70	4.53

(1) EBIT is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.

October 31, 2007

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$156,603	$92,313	$102,849	$48,366
Plus Interest Incurred	46,262	57,858	194,547	166,427
Less Interest Expensed	47,223	47,322	141,754	111,944
Interest Capitalized at End of Period	$155,642	$102,849	$155,642	$102,849

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	October 31, 2007	October 31, 2006
ASSETS
Homebuilding:
Cash and cash equivalents	$12,275	$43,635
Restricted cash	6,594	9,479
Inventories—at the lower of cost or fair value
Sold and unsold homes and lots under development	2,792,436	3,297,766
Land and land options held for future development or sale	446,135	362,760
Consolidated inventory not owned:
Specific performance options	12,123	20,340
Variable interest entities	139,914	208,167
Other options	127,726	181,808
Total consolidated inventory not owned	279,763	410,315
Total inventories	3,518,334	4,070,841
Investments in and advances to unconsolidated joint ventures	176,365	212,581
Receivables, deposits, and notes	109,856	94,750
Property, plant, and equipment—net	106,792	110,704
Prepaid expenses and other assets	174,032	175,603
Goodwill	32,658	32,658
Definite life intangibles	4,224	165,053
Total homebuilding	4,141,130	4,915,304
Financial services:
Cash and cash equivalents	3,958	10,688
Restricted cash	11,572	1,585
Mortgage loans held for sale	182,627	281,958
Other assets	6,851	10,686
Total financial services	205,008	304,917
Income taxes receivable—including deferred tax benefits	194,410	259,814
Total assets	$4,540,548	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	October 31, 2007	October 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
Homebuilding:
Nonrecourse land mortgages	$9,430	$26,088
Accounts payable and other liabilities	515,422	582,393
Customers’ deposits	65,221	184,943
Nonrecourse mortgages secured by operating properties	22,985	23,684
Liabilities from inventory not owned	189,935	205,067
Total homebuilding	802,993	1,022,175
Financial services:
Accounts payable and other liabilities	19,597	12,158
Mortgage warehouse line of credit	171,133	270,171
Total financial services	190,730	282,329
Notes payable:
Revolving and term credit agreements	206,750
Senior notes	1,510,600	1,649,778
Senior subordinated notes	400,000	400,000
Accrued interest	43,944	51,105
Total notes payable	2,161,294	2,100,883
Total liabilities	3,155,017	3,405,387
Minority interest from inventory not owned	62,238	130,221
Minority interest from consolidated joint ventures	1,490	2,264
Stockholders’ equity:
Preferred stock, $.01 par value—authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000, at October 31, 2007 and October 31, 2006	135,299	135,299
Common stock, Class A, $.01 par value—authorized 200,000,000 shares; issued 59,263,887 shares at October 31, 2007; and 58,653,723 shares at October 31, 2006 (including 11,694,720 shares at October 31, 2007 and 11,494,720 shares at October 31, 2006 held in Treasury)	593	587
Common stock, Class B, $.01 par value (convertible to Class A at time of sale)—authorized 30,000,000 shares; issued 15,338,840 shares at October 31, 2007; and issued 15,343,410 shares at October 31, 2006 (including 691,748 shares at October 31, 2007 and October 31, 2006 held in Treasury)	153	153
Paid in capital—common stock	276,998	253,262
Retained earnings	1,024,017	1,661,810
Treasury stock—at cost	(115,257)	(108,948)
Total stockholders’ equity	1,321,803	1,942,163
Total liabilities and stockholders’ equity	$4,540,548	$5,480,035

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Share Amounts)

	Three Months Ended		Year Ended
	October 31, 2007	October 31, 2006	October 31, 2007	October 31, 2006
Revenues:
Homebuilding:
Sale of homes	$1,308,219	$1,677,816	$4,581,375	$5,903,387
Land sales and other revenues	64,150	41,303	141,355	155,250
Total homebuilding	1,372,369	1,719,119	4,722,730	6,058,637
Financial services	19,500	26,484	76,191	89,598
Total revenues	1,391,869	1,745,603	4,798,921	6,148,235
Expenses:
Homebuilding:
Cost of sales, excluding interest	1,201,603	1,347,823	3,977,653	4,633,081
Cost of sales interest	46,472	45,876	131,957	108,329
Inventory impairment loss and land option write-offs	273,353	315,226	457,773	336,204
Total cost of sales	1,521,428	1,708,925	4,567,383	5,077,614
Selling, general and administrative	137,558	152,723	539,362	593,860
Total homebuilding expenses	1,658,986	1,861,648	5,106,745	5,671,474
Financial services	12,444	15,412	48,321	58,586
Corporate general and administrative	21,559	16,404	85,878	96,781
Other interest	751	1,446	9,797	3,615
Other operations	1,911	21,360	4,799	45,237
Intangible amortization	83,700	16,430	162,124	54,821
Total expenses	1,779,351	1,932,700	5,417,664	5,930,514
(Loss)income from unconsolidated joint ventures	(25,289)	1,552	(28,223)	15,385
(Loss)income before income taxes	(412,771)	(185,545)	(646,966)	233,106
State and federal income tax(benefit)/provision:
State	6,970	(5,846)	7,088	1,366
Federal	46,852	(64,440)	(26,935)	82,207
Total taxes	53,822	(70,286)	(19,847)	83,573
Net (loss)income	(466,593)	(115,259)	(627,119)	149,533
Less: preferred stock dividends	2,668	2,669	10,674	10,675
Net (loss)income available to common stockholders	$(469,261)	$(117,928)	$(637,793)	$138,858
Per share data:
Basic:
(Loss)income per common share	$(7.42)	$(1.88)	$(10.11)	$2.21
Weighted average number of common shares outstanding	63,207	62,758	63,079	62,822
Assuming dilution:
(Loss)income per common share	$(7.42)	$(1.88)	$(10.11)	$2.14
Weighted average number of common shares outstanding	63,207	62,758	63,079	64,838

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

Communities Under Development

Three Months - 10/31/07

	Net Contracts (1) Three Months Ended October 31,			Deliveries Three Months Ended October 31,			Contract Backlog October 31,
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
Homes	554	410	35.1%	645	783	(17.6)%	975	1,218	(20.0)%
Dollars	218,424	178,882	22.1%	298,039	358,355	(16.8)%	503,445	591,849	(14.9)%
Avg. Price	394,268	436,298	(9.6)%	462,076	457,669	1.0%	516,354	485,919	6.3%

Mid-Atlantic
Homes	333	362	(8.0)%	595	684	(13.0)%	753	1,134	(33.6)%
Dollars	119,188	149,168	(20.1)%	258,178	309,148	(16.5)%	358,778	562,670	(36.2)%
Avg. Price	357,920	412,066	(13.1)%	433,913	451,971	(4.0)%	476,465	496,182	(4.0)%

Southeast
Homes	308	508	(39.4)%	594	1,010	(41.2)%	2,151	3,813	(43.6)%
Dollars	76,451	142,701	(46.4)%	155,560	267,762	(41.9)%	614,575	1,093,299	(43.8)%
Avg. Price	248,216	280,907	(11.6)%	261,886	265,111	(1.2)%	285,716	286,729	(0.4)%

Southwest
Homes	751	974	(22.9)%	1,129	1,304	(13.4)%	751	999	(24.8)%
Dollars	168,440	212,366	(20.7)%	255,670	290,159	(11.9)%	174,206	224,482	(22.4)%
Avg. Price	224,288	218,035	2.9%	226,457	222,515	1.8%	231,966	224,707	3.2%

Midwest
Homes	355	291	22.0%	358	281	27.4%	759	668	13.6%
Dollars	71,678	61,748	16.1%	81,138	63,353	28.1%	153,171	117,148	30.8%
Avg. Price	201,910	212,192	(4.8)%	226,642	225,456	0.5%	201,806	175,371	15.1%

West
Homes	480	555	(13.5)%	648	855	(24.2)%	549	664	(17.3)%
Dollars	165,023	235,475	(29.9)%	259,634	389,039	(33.3)%	205,716	334,102	(38.4)%
Avg. Price	343,798	424,279	(19.0)%	400,670	455,016	(11.9)%	374,710	503,166	(25.5)%

Consolidated Total
Homes	2,781	3,100	(10.3)%	3,969	4,917	(19.3)%	5,938	8,496	(30.1)%
Dollars	819,204	980,340	(16.4)%	1,308,219	1,677,816	(22.0)%	2,009,891	2,923,550	(31.3)%
Avg. Price	294,572	316,239	(6.9)%	329,609	341,228	(3.4)%	338,479	344,109	(1.6)%

Unconsolidated Joint Ventures
Homes	161	148	8.8%	471	566	(16.8)%	427	1,130	(62.2)%
Dollars	55,750	31,833	75.1%	205,416	219,921	(6.6)%	202,422	517,970	(60.9)%
Avg. Price	346,273	215,088	61.0%	436,128	388,553	12.2%	474,056	458,381	3.4%

Total
Homes	2,942	3,248	(9.4)%	4,440	5,483	(19.0)%	6,365	9,626	(33.9)%
Dollars	874,954	1,012,173	(13.6)%	1,513,635	1,897,737	(20.2)%	2,212,313	3,441,520	(35.7)%
Avg. Price	297,401	311,630	(4.6)%	340,909	346,113	(1.5)%	347,575	357,523	(2.8)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1)   Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

Communities Under Development

Twelve Months - 10/31/2007

	Net Contracts (1) Twelve Months Ended October 31,			Deliveries Twelve Months Ended October 31,			Contract Backlog October 31,
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Northeast
Homes	1,756	1,823	(3.7)%	1,999	2,188	(8.6)%	975	1,218	(20.0)%
Dollars	802,459	808,736	(0.8)%	935,476	992,713	(5.8)%	503,445	591,849	(14.9)%
Avg. Price	456,981	443,629	3.0%	467,972	453,708	3.1%	516,354	485,919	6.3%

Mid-Atlantic
Homes	1,545	1,737	(11.1)%	1,926	1,984	(2.9)%	753	1,134	(33.6)%
Dollars	677,581	837,170	(19.1)%	885,599	980,691	(9.7)%	358,778	562,670	(36.2)%
Avg. Price	438,564	481,963	(9.0)%	459,813	494,300	(7.0)%	476,465	496,182	(4.0)%

Southeast (2)
Homes	1,109	2,806	(60.5)%	2,771	5,074	(45.4)%	2,151	3,813	(43.6)%
Dollars	312,070	826,387	(62.2)%	745,240	1,243,501	(40.1)%	614,575	1,093,299	(43.8)%
Avg. Price	281,397	294,507	(4.5)%	268,943	245,073	9.7%	285,716	286,729	(0.4)%

Southwest
Homes	3,395	3,955	(14.2)%	3,643	4,252	(14.3)%	751	999	(24.8)%
Dollars	758,340	848,352	(10.6)%	828,574	925,918	(10.5)%	174,206	224,482	(22.4)%
Avg. Price	223,370	214,501	4.1%	227,443	217,761	4.4%	231,966	224,707	3.2%

Midwest
Homes	1,134	942	20.4%	1,043	855	22.0%	759	668	13.6%
Dollars	248,744	186,750	33.2%	226,804	173,699	30.6%	153,171	117,148	30.8%
Avg. Price	219,351	198,248	10.6%	217,453	203,157	7.0%	201,806	175,371	15.1%

West
Homes	2,067	2,498	(17.3)%	2,182	3,587	(39.2)%	549	664	(17.3)%
Dollars	833,986	1,107,833	(24.7)%	959,682	1,586,865	(39.5)%	205,716	334,102	(38.4)%
Avg. Price	403,476	443,488	(9.0)%	439,818	442,393	(0.6)%	374,710	503,166	(25.5)%

Consolidated Total
Homes	11,006	13,761	(20.0)%	13,564	17,940	(24.4)%	5,938	8,496	(30.1)%
Dollars	3,633,180	4,615,228	(21.3)%	4,581,375	5,903,387	(22.4)%	2,009,891	2,923,550	(31.3)%
Avg. Price	330,109	335,385	(1.6)%	337,760	329,063	2.6%	338,479	344,109	(1.6)%

Unconsolidated Joint Ventures
Homes	661	1,051	(37.1)%	1,364	2,261	(39.7)%	427	1,130	(62.2)%
Dollars	211,797	355,390	(40.4)%	535,051	868,222	(38.4)%	202,422	517,970	(60.9)%
Avg. Price	320,418	338,145	(5.2)%	392,266	383,999	2.2%	474,056	458,381	3.4%

Total
Homes	11,667	14,812	(21.2)%	14,928	20,201	(26.1)%	6,365	9,626	(33.9)%
Dollars	3,844,977	4,970,618	(22.6)%	5,116,426	6,771,609	(24.4)%	2,212,313	3,441,520	(35.7)%
Avg. Price	329,560	335,580	(1.8)%	342,740	335,212	2.2%	347,575	357,523	(2.8)%

DELIVERIES INCLUDE EXTRAS

Notes:

(1)   Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2)   The number and the dollar amount of net contracts in the Southeast in fiscal 2007 include the effect of the CraftBuilt Homes acquisition, which closed in April 2006.